Rule 10f-3 Transaction Form

Acquisition of Securities During Affiliated Underwritings

Participating Funds

U.S. Registered Funds (Name of Fund, Aladdin Ticker):
BlackRock Low Duration Bond Portfolio   (BR-LO)
BlackRock Bond Allocation Target Shares: Series S
Portfolio   (BATSS)
GuideStone Funds Low Duration Portfolio   (GUIDE)
iShares Barclays 1-3 Year Credit Bond Fund   (ISHCRED1-
3)

The Offering

Key Characteristics (Complete ALL Fields)

Date of
Offering
Commencement:
11-19-2012
Security Type:
BND/CORP

Issuer
Pentair Finance S.A.  (2015)
Selling
Underwriter
Merrill Lynch, Pierce, Fenner & Smith
Incorporated
Affiliated
Underwriter(s)
[x] PNC
[ ] Other:  PNC & BNY Mellon Capital
Markets, LLC for GUIDE
List of
Underwriter(s)
J.P. Morgan Securities LLC, Merrill
Lynch, Pierce, Fenner & Smith
Incorporated, U.S. Bancorp Investments,
Inc, Citigroup Global Markets Inc.,
Deutsche Bank Securities Inc.,
Mitsubishi UFJ Securities (USA), Inc.,
PNC Capital Markets LLC, Wells Fargo
Securities, LLC, ANZ Securities, Inc.,
Barclays Capital Inc., BMO Capital
Markets Corp, BNP Paribas Securities
Corp, BNY Mellon Capital Markets, LLC,
HSBC Securities (USA) Inc., ING
Financial Markets LLC, RBS Securities
Inc., Santander Investment Securities
Inc., SMBC Nikko Capital Markets
Limited, Banca IMI S.p.A., The Williams
Capital Group, L.P., Scotia Capital
(USA) Inc.



Transaction Details

Date of Purchase
11-19-2012

Purchase
Price/Share
(per share / %
of par)
$99.962
Total
Commission,
Spread or
Profit
0.40%

1.	Aggregate Principal Amount
Purchased (a+b)
$40,000,000
a.US Registered Funds
(Appendix attached with
individual Fund/Client purchase)
$8,880,000
b.Other BlackRock Clients
$31,120,000
2.	Aggregate Principal Amount of
Offering
$350,000,000

Fund Ratio
[Divide Sum of #1 by #2]
Must be less than 0.25
(unless securities are Government
Securities)
0.11428

Legal Requirements

Offering Type (check ONE)

The securities fall into one of the following transaction types (see Definitions):
[ ] U.S. Registered Public Offering[Issuer must have 3 years of continuous operations]
[x] Eligible Rule 144A Offering[Issuer must have 3 years of continuous operations]
[ ] Eligible Municipal Securities[Issuer must have 3 years of continuous operations]
[ ] Eligible Foreign Offering[Issuer must have 3 years of continuous operations]
[ ] Government Securities Offering

Timing and Price (check ONE or BOTH)

[x] The securities were purchased before the end of the first day on which any sales were made, at a price that was not more than the price paid by each other purchaser of securities in that offering or in any concurrent offering of the securities; and
[ ] If the securities are offered for subscription upon exercise of rights, the securities were purchased on or before the fourth day before the day on which the rights offering terminated.

Firm Commitment Offering (check ONE)
[x] YES
[ ] NO
The securities were offered pursuant to an underwriting or similar agreement under which the underwriters were committed to purchase all of the securities being offered, except those purchased by others pursuant to a rights offering, if the underwriters purchased any of the securities.

No Benefit to Affiliated Underwriter (check ONE)
[x] YES
[ ] NO
No affiliated underwriter was a direct or indirect participant in, or benefited directly or indirectly from, the transaction.




Completed by:
Dillip Behera
Date:
11-21-2012

Global Syndicate Team Member




Approved by:
Odette Rajwan
Date:
12-11-2012

Senior Global Syndicate Team Member





Rule 10f-3 Report - Definitions








Page 1 of 2